Exhibit 23.5

Consent of iResearch Consulting Group

May 14, 2012

LightInTheBox Holding Co., Ltd.

25F, Tower A, Ocean International Center,

No. 56 East Fourth Ring Road,

Chaoyang District, Beijing 100025

People’s Republic of China

Ladies and Gentlemen:

iResearch Consulting Group hereby consent to references to their name in the registration statement on Form F-1 (together with any amendments thereto, the “Registration Statement”) in relation to the initial public offering of LightInTheBox Holding Co., Ltd. (the “Company”) to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and any other future filings with the SEC, including filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”).

iResearch Consulting Group further consent to inclusion of information, data and statements from the report entitled “B2C Online Export Project” (the “Report”) in the Company’s Registration Statement and the SEC Filings, and citation of the Report in the Company’s Registration Statement and the SEC Filings.

iResearch Consulting Group also hereby consent to the filing of this letter as an exhibit to the Registration Statement.

Yours faithfully

For and on behalf of
iResearch Consulting Group

/s/Stephen Wang
Name:	Stephen Wang

Title:	General Manager